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                                                                 EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated this_____ day of September, 1996, by and between Frost Hanna Capital Group, Inc. ("Employer"), and Mark J.
Hanna ("Employee").

                                    RECITALS:

                  A. Employer desires to employ Employee as President.

                  B. Employee wishes to be employed by Employer upon the terms and conditions herein contained.

                  NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

                  1. Recitals. The above stated recitals are true and correct.

                  2. Employment. Employer shall employ Employee as President, with responsibility for the performance of such reasonable duties, commensurate with Employee's status as President, as may be from time to time assigned to him by the Board of Directors of Employer and subject to the terms and conditions herein contained. Employee hereby agrees that during the period of his employment hereunder, he shall devote approximately 50% of his business time, attention and skills to the business and affairs of Employer. During the period of his employment, Employee shall be subject to all the lawful policies, rules, and regulations applicable to executives of Employer and shall comply with all reasonable directions and instructions of the Board of Directors of Employer. Employee shall also serve without additional compensation as a director of Employer and if elected as an officer or director of any subsidiaries and/or divisions of Employer, if

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any, if so elected or appointed, but if he is not so elected or appointed, his compensation hereunder shall in no way be affected.

                  3. Compensation. Subject to Employer's use of more than 20% of the Net Proceeds (as defined in Employer's Prospectus), from its initial public offering of securities (the "Offering"), Employer shall pay to Employee, and Employee shall accept, for all services which may be rendered by him pursuant to this Agreement, a salary at the rate of $120,000 per annum payable in equal installments not less frequently than monthly; provided, however, that all amounts to be paid by Employer to Employee hereunder that remain unpaid shall be payable retroactively to the date such amounts were due and payable and such amounts shall be accrued until the date of the closing of the Offering (the "Accrued Amount"). Contemporaneous with the closing of the Offering, Employer shall pay to Employee the Accrued Amount. In the event Employer requires in excess of 20% of the Net Proceeds (as defined in Employer's Prospectus) derived from the Offering for operations, Employee hereby waives his right to receive any compensation referenced hereunder until the consummation by Employer of a Business Combination (as defined in Employer's Prospectus).

                  4. Term of Employment. The employment by Employer of Employee pursuant hereto shall commence on the date hereof and terminate on the third anniversary hereof. The term of this Agreement will automatically be extended for additional one-year periods commencing with the third anniversary hereof; provided, however, if either party gives the other written notice of its intention not to extend this Agreement not less than 30 days before

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the date of renewal, this Agreement shall be terminated. Notwithstanding the foregoing provisions of this Section 4, the term stated herein will be subject to the provisions of Section 5 of this Agreement.

                  5. Premature Termination. Anything in this Agreement contained to the contrary notwithstanding: (i) Employee's employment hereunder shall terminate forthwith upon the death of Employee; (ii) Employee's employment hereunder shall terminate, at the option of Employer, in the event that Employee, within the sole discretion of Employer, becomes disabled, either mentally or physically, as to be unable to substantially perform his duties hereunder for a period of 90 days during any period of 6 consecutive months;
(iii) Employee's employment hereunder may be terminated by either party in the event of a material failure on the part of the other party to perform his or its obligations hereunder, which failure is not remedied within 10 days after notice thereof is furnished by the party desiring to terminate this Agreement; (iv) Employee's employment hereunder shall terminate, at the option of Employer, in the event Employee commits an act involving moral turpitude or dishonesty, whether or not in connection with Employee's employment hereunder (including, without limitation, the commission by Employee of a felony as evidenced by his conviction thereof or a plea of nolo contendere thereof); and (v) Employee's employment hereunder shall terminate forthwith upon the consummation of a Business Combination (as defined in Employer's Prospectus).

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                  In the event of the termination of Employee's employment
hereunder pursuant to the provisions of clauses (ii), (iii) or (iv) of this
Section 5, not less than 10 days' written notice of such termination shall be given by the terminating party to the other party, which notice shall specify the basis for and the effective date of termination. The existence of a disability of Employee pursuant to clause (ii) of this Section 5 shall be determined by the Board of Directors in consultation with a reputable, licensed physician selected by Employer, and Employee shall cooperate in all reasonable respects to enable an examination to be made by such physician.

                  6. Payment Upon Premature Termination. In the event that Employee's employment hereunder is terminated pursuant to the provisions of clauses (i), (ii), (iv) or (v) of Section 5 of this Agreement, or by Employer properly pursuant to the provisions of clause (iii) of Section 5 of this Agreement, Employee shall be paid his compensation pursuant to Section 3 of this Agreement up to the effective date of termination, as payment in full of all amounts due and owing by Employer to Employee pursuant to this Agreement. In the event that Employee's employment hereunder is properly terminated by Employee pursuant to the provisions of clause (iii) of Section 5 of this Agreement, Employee shall continue to be paid his compensation pursuant to Section 3 of this Agreement for one full year or for the full unexpired term of this Agreement, whichever is shorter, in the same manner and fashion, and at the same time, as he would have been paid had his employment hereunder continued for the stated term of this Agreement as payment in full

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of all amounts due and owing by Employer to Employee pursuant to this Agreement.

                  7. Location of Employee's Activities. Employee's principal place of business in the performance of his duties shall be in the South Florida area. Notwithstanding the preceding sentence, Employee shall engage in such travel and spend such time in other places as may be necessary and appropriate in furtherance of his duties hereunder.

                  8. Expenses. Employer shall provide Employee with a non-accountable expense allowance of $1,000 per month (the "Non-Accountable Amount"); provided, however, that the Non-Accountable Amount shall be payable retroactively to the date such amounts were due and payable and such Non-Accountable Amount shall be accrued until the date of the closing of the Offering. Contemporaneous with the closing of the Offering, Employer shall pay to Employee the accrued Non-Accountable Amount. In addition, during the term hereof, upon submission of proper documentation in accordance with the guidelines established by Employer's Board of Directors, Employer shall reimburse Employee reasonable business expenses actually and necessarily paid or incurred by Employee on behalf of Employer in connection with the performance of services hereunder (the "Reimbursed Expenses"). The Reimbursed Expenses will not be disbursed from the Escrow Fund (as defined in Employer's Prospectus). In the event Employer requires in excess of 20% of the Net Proceeds (as defined in Employer's Prospectus) derived from the Offering, Employee hereby waives his right to receive the Non-

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Accountable Amount until the consummation by Employer of a Business Combination
(as defined in Employer's Prospectus).

                  9. Key Man Insurance. Employee agrees that Employer shall obtain a $1,000,000 "key man" life insurance policy on Employee's life, at Employer's sole expense and with Employer as the sole beneficiary thereof. Employee shall (i) cooperate fully with Employer in obtaining such life insurance, (ii) sign any necessary consents, applications and other related forms or documents, and (iii) take any required medical examinations.

                  10.      Miscellaneous Provisions.

                           10.1      Execution in Counterparts.  This Agreement
may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                           10.2      Notices.  All notices, requests, demands
and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                           If to Employer, to:

                                           Frost Hanna Capital Group, Inc.
                                           7700 West Camino Real, Suite 222
                                           Boca Raton, FL  33431

                           If to Employee, to:

                                           Mark J. Hanna
                                           3800 South Ocean Drive, #612A
                                           Hollywood, FL  33019

or to such other address as either party hereto shall have designated by like notice to the other party hereto.

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                           10.3      Amendment.  This Agreement may only be
supplemented, abandoned, discharged or amended by a written instrument executed by each of the parties hereto.

                           10.4      Entire Agreement.  This Agreement
constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof.

                           10.5      Applicable Law.  This Agreement shall be
governed by the laws of the State of Florida applicable to contracts made and to be wholly performed therein.

                           10.6      No Third Party Beneficiary.  Nothing
expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                           10.7      Headings.  The headings contained herein
are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of the Agreement.

                           10.8      Binding Effect; Benefits.  Employee may not
delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.


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                           10.9      Waiver, etc.  The failure of either of the
parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                      FROST HANNA CAPITAL GROUP, INC.

                                      By:
                                         ------------------------------------
                                         Richard B. Frost,
                                         Chief Executive Officer


                                         ------------------------------------
                                         Mark J. Hanna


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